EX-23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/Amendment # 5 of our report dated February 17, 2016 relating to the December 31, 2015 consolidated financial statements of Helpful Alliance Company.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Liggett & Webb, P.A.
LIGGETT & WEBB, P.A.
Certified Public Accountants
Boynton Beach, Florida
April 6, 2016